Exhibit 21.1

EXTREME NETWORKS, INC.

SUBSIDIARY LIST

NameLocation

Extreme Networks, Inc.Delaware

Extreme Networks IHC, Inc.Delaware

Enterasys Networks, Inc.Delaware

Extreme Networks Delaware LLCDelaware

Extreme Networks Canada Inc.Canada

Extreme Networks International Ltd.Cayman

Extreme Networks EMEA Ltd.Cayman

Extreme Networks Australia PTY, Ltd.Australia

Extreme Networks Singapore Pte. Ltd. Singapore

Extreme Networks Korea Ltd.Korea

Extreme Networks India Private Ltd.India

Extreme Networks Hong Kong Ltd.Hong Kong

Extreme Networks China Ltd. Hong Kong

Extreme Networks Technology Co. (Beijing) Ltd.China

Extreme Networks MauritiusMauritius

Extreme Networks KKJapan

Extreme Networks APAC Sdn BhdMalaysia

Extreme Networks Do Brazil, LtdaBrazil

Extreme Networks Mexico, SA de CVMexico

Extreme Networks Chile, Ltda.Chile

Extreme Networks SARL France

Extreme Networks Spain SLSpain

Extreme Networks SRL Italy

Extreme Networks GmbH Germany

Extreme Networks Switzerland GmbHSwitzerland

Extreme Networks UK Technology Ltd.United Kingdom

Extreme Networks BVNetherlands

Extreme Networks Rus LLCRussia

Summit CV Netherlands

IHC Networks AB Sweden

Extreme Networks Ireland Ltd.Ireland

Extreme Networks Ireland Holding Ltd.Ireland

Extreme Networks Ireland Ops Ltd.Ireland

Extreme Federal Inc.Delaware

Extreme Networks s.r.o.Czech Republic

Aerohive Networks, Inc.Delaware

Aerohive Networks Ltd.Cayman Islands

Aerohive Networks Europe Ltd.United Kingdom

Aerohive Networks, LLCDelaware

Aerohive Networks (Hangzhou) Ltd.China

Aerohive Networks Netherlands Cooperatief UANetherlands

Aerohive Networks Netherlands BVNetherlands

Aerohive Networks Australia Ltd.Australia

Aerohive Networks New Zealand Ltd.New Zealand